UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2011

Exxon Mobil Corporation

(Exact name of registrant as specified in its charter)

New Jersey	1-2256	13-5409005
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5959 LAS COLINAS BOULEVARD, IRVING, TEXAS 75039-2298

          (Address of principal executive offices)                                            (Zip Code)

 (Registrant’s telephone number, including area code): (972) 444-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)  On November 30, 2011, the Compensation Committee of Exxon Mobil Corporation (the "Corporation" or "ExxonMobil") established a total ceiling of $259 million in respect of 2011 under the Corporation's Short Term Incentive Program, of which bonuses were granted to certain officers as follows:

R. W. Tillerson:

$4,368,000

D. D. Humphreys:

$2,994,000

M. J. Dolan:

$2,232,000

H. R. Cramer:

$1,905,000

S. D. Pryor:

$1,905,000

Approximately 50 percent of the bonus will be paid to the executive in cash by year-end and the remaining 50 percent of the bonus will be paid on a delayed basis through the use of earnings bonus units ("EBUs").  Each EBU entitles the executive to receive an amount in cash equal to ExxonMobil's cumulative earnings per common share (assuming dilution) as reported each quarter beginning after the grant.  Payout occurs on the date of publication of the Corporation's quarterly earnings statement as initially filed with the U.S. Securities and Exchange Commission for the twelfth (12th) full quarter following the date of grant, or when the maximum settlement value of $6.00 per unit is reached, if earlier.  Under the terms of the Short Term Incentive Program, in the event of a material negative restatement of results bonus awards paid on the basis of such results are subject to recoupment.  The form of EBU instrument used for settlement of 2011 bonuses is filed as Exhibit 99.1 to this report.

The Committee also established a total ceiling of 11.5 million shares in respect of 2011 to be available for grant under the Corporation's 2003 Incentive Program, of which performance stock awards in the form of restricted stock were granted to certain officers as follows:

R. W. Tillerson:

225,000

shares

D. D. Humphreys:

124,000

shares

M. J. Dolan:

90,800

shares

H. R. Cramer:

77,000

shares

S. D. Pryor:

77,000

shares

These restricted shares may not be sold (i) for half the shares, until five years after grant, and (ii) for the balance of the shares, until 10 years after grant or until retirement, whichever occurs later.  These restricted periods may not be accelerated except in case of death.  During the restricted period, shares may not be transferred and are subject to forfeiture.  Potential events of forfeiture include early termination of employment or detrimental activity.  Examples of detrimental activity could include violating ExxonMobil's ethics policies or going to work for a competitor.  During the restricted period the holder of restricted stock is otherwise generally treated as a registered shareholder with the right to receive dividends and vote the shares.  The form of terms of the 2011 restricted stock agreements with executive officers is filed as Exhibit 99.2 to this report.

For additional information concerning the Short Term Incentive Program and 2003 Incentive Program, see the Corporation's Proxy Statement dated April 13, 2011.

Effective January 1, 2012, the annual salary of each of the executive officers named below will increase to:

R. W. Tillerson:

$2,567,000

D. D. Humphreys:

$1,255,000

S. D. Pryor:

$1,006,000

All ExxonMobil executive officers are "at will" employees of the Corporation and do not have employment contracts.

Item 9.01

Financial Statements and Exhibits

(d)  Exhibits.

99.1

Form of 2011 Earnings Bonus Unit instrument granted to executive officers.

99.2

Form of terms of 2011 restricted stock agreements with executive officers.

99.3

Short Term Incentive Program, as amended (incorporated by reference to Exhibit 99.3 to the Registrant's Report on Form 8-K on December 1, 2009).

99.4

2003 Incentive Program (incorporated by reference to Exhibit 10(iii)(a.1) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2008).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXXON MOBIL CORPORATION

Date: December 6, 2011

By:

/s/ Patrick T. Mulva

----------------------------------------------

Name:

Patrick T. Mulva

Title:

Vice President, Controller and

Principal Accounting Officer

INDEX TO EXHIBITS

Exhibit No.

Description

99.1

Form of 2011 Earnings Bonus Unit instrument granted to executive officers.

99.2

Form of terms of 2011 restricted stock agreements with executive officers.

99.3

Short Term Incentive Program, as amended (incorporated by reference to Exhibit 99.3 to the Registrant's Report on Form 8-K on December 1, 2009).

99.4

2003 Incentive Program (incorporated by reference to Exhibit 10(iii)(a.1) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2008).